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                                                                                                                       EXHIBIT 12.1
                                               SOUTHWEST GAS CORPORATION
                                   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                 (Thousands of dollars)


                                                                               For the Twelve Months Ended
                                            ---------------------------------------------------------------------------------------
                                              March 31,                                 December 31,
                                                           ------------------------------------------------------------------------
Continuing operations                           2000           1999          1998           1997           1996           1995
                                            -------------  ------------- -------------- -------------- -------------- -------------
    1. Fixed charges:
       A) Interest expense                   $    64,867    $    63,110   $     63,416   $     63,247   $     54,674   $    52,844
       B) Amortization                             1,407          1,366          1,243          1,164          1,494         1,569
       C) Interest portion of rentals              8,370          8,217          7,531          6,973          6,629         4,435
       D) Preferred securities distributions       5,475          5,475          5,475          5,475          5,475           913
                                            -------------  ------------- -------------- -------------- -------------- -------------
         Total fixed charges                 $    80,119    $    78,168   $     77,665   $     76,859   $     68,272   $    59,761
                                            =============  ============= ============== ============== ============== =============

    2. Earnings (as defined):
       E) Pretax income from
         continuing operations               $    53,441    $    60,955   $     83,951   $     21,328   $     10,448   $     3,493
       Fixed Charges (1. above)                   80,119         78,168         77,665         76,859         68,272        59,761
                                            -------------  ------------- -------------- -------------- -------------- -------------
         Total earnings as defined           $   133,560    $   139,123   $    161,616   $     98,187   $     78,720   $    63,254
                                            =============  ============= ============== ============== ============== =============

                                                    1.67           1.78           2.08           1.28           1.15          1.06
                                            =============  ============= ============== ============== ============== =============

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

                                                                               For the Twelve Months Ended
                                            ---------------------------------------------------------------------------------------
Adjusted for interest allocated to            March 31,                                 December 31,
                                                           ------------------------------------------------------------------------
discontinued operations                         2000           1999          1998           1997           1996           1995
                                            -------------  ------------- -------------- -------------- -------------- -------------
    1. Fixed charges:
       A) Interest expense                   $    64,867    $    63,110   $     63,416   $     63,247   $     54,674   $    52,844
       B) Amortization                             1,407          1,366          1,243          1,164          1,494         1,569
       C) Interest portion of rentals              8,370          8,217          7,531          6,973          6,629         4,435
       D) Preferred securities distributions       5,475          5,475          5,475          5,475          5,475           913
       E) Allocated interest [1]                       -              -              -              -              -         9,636
                                            -------------  ------------- -------------- -------------- -------------- -------------
         Total fixed charges                 $    80,119    $    78,168   $     77,665   $     76,859   $     68,272   $    69,397
                                            =============  ============= ============== ============== ============== =============

    2. Earnings (as defined):
       F) Pretax income from
         continuing operations               $    53,441    $    60,955   $     83,951   $     21,328   $     10,448   $     3,493
       Fixed Charges (1. above)                   80,119         78,168         77,665         76,859         68,272        69,397
                                            -------------  ------------- -------------- -------------- -------------- -------------
         Total earnings as defined           $   133,560    $   139,123   $    161,616   $     98,187   $     78,720   $    72,890
                                            =============  ============= ============== ============== ============== =============

    3. Ratio of earnings to fixed charges           1.67           1.78           2.08           1.28           1.15          1.05
                                            =============  ============= ============== ============== ============== =============


[1] Represents allocated interest through the period ended December 31, 1995.
Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

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

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

                                                     SOUTHWEST GAS CORPORATION
                            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                      (Thousands of dollars)

                                                                                 For the Twelve Months Ended
                                            ----------------------------------------------------------------------------------------
                                              March 31,                                 December 31,
                                                           -------------------------------------------------------------------------
Continuing operations                           2000           1999           1998           1997           1996          1995
                                            -------------  -------------  -------------  -------------  ------------- --------------
    1. Combined fixed charges:
       A) Total fixed charges                $    80,119    $    78,168    $    77,665    $    76,859    $    68,272   $     59,761
       B) Preferred dividends [1]                      -              -              -              -              -            404
                                            -------------  -------------  -------------  -------------  ------------- --------------
         Total fixed charges and
            preferred dividends              $    80,119    $    78,168    $    77,665    $    76,859    $    68,272   $     60,165
                                            =============  =============  =============  =============  ============= ==============

    2. Earnings                              $   133,560    $   139,123    $   161,616    $    98,187    $    78,720   $     63,254
                                            =============  =============  =============  =============  ============= ==============

    3. Ratio of earnings to fixed charges
       and preferred dividends                      1.67           1.78           2.08           1.28           1.15           1.05
                                            =============  =============  =============  =============  ============= ==============





                                                                                 For the Twelve Months Ended
                                            ----------------------------------------------------------------------------------------
Adjusted for interest allocated to            March 31,                                  December 31,
                                                           -------------------------------------------------------------------------
discontinued operations                         2000           1999           1998           1997           1996          1995
                                            -------------  -------------  -------------  -------------  ------------- --------------
    1. Combined fixed charges:
       A) Total fixed charges                $    80,119    $    78,168    $    77,665    $    76,859    $    68,272   $     69,397
       B) Preferred dividends [1]                      -              -              -              -              -            404
                                            -------------  -------------  -------------  -------------  ------------- --------------
         Total fixed charges and
            preferred dividends              $    80,119    $    78,168    $    77,665    $    76,859    $    68,272   $     69,801
                                            =============  =============  =============  =============  ============= ==============

    2. Earnings                              $   133,560    $   139,123    $   161,616    $    98,187    $    78,720   $     72,890
                                            =============  =============  =============  =============  ============= ==============

    3. Ratio of earnings to fixed charges
       and preferred dividends                      1.67           1.78           2.08           1.28           1.15           1.04
                                            =============  =============  =============  =============  ============= ==============


[1] Preferred dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.


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